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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 24, 1996 (except as to the first paragraph of Note 7, as to which the date is June 20, 1996), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-09777) and the related Prospectus of Educational Medical, Inc. for the registration of 3,105,000 shares of its common stock.


                                                /s/  Ernst & Young LLP
                                          --------------------------------------

Atlanta, Georgia

October 7, 1996